CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


         We hereby consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (File No. 2-66295) of our report dated February 24, 1997 relating to the December 31, 1996 financial statements of First Investors Life Variable Annuity Fund A and our report dated February 24, 1997 relating to the December 31, 1996 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.




                                                  /s/Tait, Weller & Baker

                                                  TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 18, 1997